                                                            EXHIBIT 5

                                William F. Sorin
                                823 Park Avenue
                               New York, NY 10021


  June 16, 1995

  Securities and Exchange Commission
  450 Fifth Street, N.W.
  Washington, D. C. 20549-1004

  RE:  COMVERSE TECHNOLOGY, INC.
       -------------------------

  Gentlemen:

  The undersigned has acted as legal counsel to Comverse Technology, Inc., a New York corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by Comverse with the Securities and Exchange Commission on the date hereof and relating to an aggregate of 10,696 shares (the "Subject Shares") of the Company's Common Stock, par value $.10 per share, to be offered for resale by the Selling Shareholders identified therein.

  In the capacity of legal counsel to the Comopany, the undersigned has examined originals or copies, certified or otherwise identified to the satisfaction of the undersigned, of such documents, corporate records and other instruments as the undersigned has deemed necessary for the purpose of rendering this opinion. In the course of such examinations, the undersigned has assumed the genuineness of all documents submitted as originals and the conformity to originals and certified documents of all copies submitted as conformed copies.

  Based upon and subject to the foregoing, and assuming that the Registration Statement becomes and remains effective and that applicable state securities laws are complied with, the undersigned is of the opinion that the Subject Shares have been, and upon the resale thereof by the Selling Shareholders named in the Prospectus included in the Registration Statement will be, validly issued, fully paid and nonassessable.

  The undersigned hereby consents to the filing of this opinion as Exhibit 5 to the Registration Statement and the reference to the undersigned under the caption "Legal Matters" in the Prospectus contained therein.

  Very truly yours,


  William F. Sorin